Exhibit 99.2

ANSYS, INC. SECOND QUARTER and YTD 2012

EARNINGS ANNOUNCEMENT

PREPARED REMARKS

August 2, 2012

ANSYS is providing a copy of its prepared remarks in combination with its earnings announcement. This process and these remarks are offered to provide stockholders and analysts with additional time and detail for analyzing our Q2 and YTD 2012 results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, August 2, 2012, at 10:30 a.m. Eastern Time and will include only brief overview comments followed by questions and answers. These prepared remarks will not be read on the call.

To access the live broadcast, please visit the Investor Relations section of ANSYS’ Web site at http://investors.ansys.com and click on audio webcasts. The call can also be heard by dialing (800) 860-2442 (US) or (412) 858-4600 (CAN & INT’L) at least five minutes prior to the call and referencing conference code “ANSYS”. A replay will be available within two hours of the call’s completion at http://investors.ansys.com or at (877) 344-7529 (US) or (412) 317-0088 (CAN and INT’L) and referencing the access code 10016283.

Non-GAAP SUPPLEMENTAL INFORMATION

In addition to our GAAP information, ANSYS has historically provided non-GAAP supplemental information. Our reasons for providing this information are described later in this document as well as in our Q2 2012 earnings press release, which can be found on our Web site in the press release section. Reconciliations of GAAP to non-GAAP information are also provided. In line with our historical practice, the financial information below is presented on a supplemental, non-GAAP basis unless otherwise indicated.

SECOND QUARTER 2012 OVERVIEW

The second quarter results validated that we are committed to execute and deliver on our goals. Despite currency headwinds in excess of our guidance, we delivered non-GAAP earnings of $0.72, a 16% increase over the second quarter of 2011, and above the high end of our guidance. We reported non-GAAP revenue of $195.9 million, which represented a 24% increase in constant currency (21% in reported currency), and was in the upper half of the outlook range. Additionally, all the key metrics of the business were strong and the fundamentals of the ANSYS business remain intact. We continue to have a solid balance sheet, strong cash flows, and industry-leading margins.

1

Exhibit 99.2

•	We experienced growth in each major product line and continued sales expansion in many of our major accounts, balanced by the addition of new customers. This is reflected in the combined 27% growth in software license revenues in Q2 2012 as compared to last year’s Q2, with organic software license growth up 11% (14% in constant currency) in Q2 2012 as compared to Q2 2011.

•	Equally as important, our combined maintenance revenue grew 11% (14% in constant currency) over Q2 2011 and our recurring revenue base continued to be strong at 70% of Q2 2012 revenues. There was progress in portfolio sales efforts, cross-selling and customer engagement activities to continue building the pipeline.

•	Our direct and indirect businesses provided 75% and 25%, respectively, of total second quarter revenue.

•	During Q2 2012, we had 19 customers with orders in excess of $1 million. These orders included elements of both new and renewal business. This compares to eight customers with orders in excess of $1 million in Q2 2011.

•	As we discussed on the last earnings call, we have been and will continue to make investments across many elements of our business. The non-GAAP operating margin for the second quarter was 49.8%, slightly ahead of our target range. The strong margin performance was driven by a combination of solid revenue growth of 21% (24% in constant currency), our own continued challenges in locating and hiring unique talent to fill planned and open positions and our own ongoing internal discipline around spending. The GAAP operating margin was also strong at 36.5%.

•	Consistent with our commitment to return value to our stockholders, during the second quarter we repurchased 1 million shares at an average price of $61.59 for a total cost of $61.6 million.

2

Exhibit 99.2

REVENUE

ANSYS, Inc.

Q2 2012 vs. Q2 2011 REVENUE COMPARISON

(Unaudited)

($ in thousands)										Q2 12 vs. Q2 11 % Growth
	Q2 2012 Non-GAAP Revenue			Q2 2011 GAAP Revenue			Q2 12 vs. Q2 11 % Growth			In Constant Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined

Total Lease	$70,002	$53,845	$16,157	$50,725	$50,725	$0	38.00%	6.15%	N/A	41.58%

Total Paid-Up	$54,160	$54,032	$128	$46,711	$46,711	$0	15.95%	15.67%	N/A	19.84%

Total Maintenance	$67,310	$67,013	$297	$60,530	$60,530	$0	11.20%	10.71%	N/A	14.10%

Total Service	$4,385	$4,315	$70	$4,292	$4,292	$0	2.17%	0.54%	N/A	7.83%

Total Q2:	$195,857	$179,205	$16,652	$162,258	$162,258	$0	20.71%	10.44%	N/A	24.18%

In constant currency, total combined non-GAAP revenue increased 24% over Q2 2011 and our second quarter 2012 organic non-GAAP revenue increased 14%. Overall, our revenues continue to be fairly consistently spread, with 36% lease, 28% paid-up licenses, 34% maintenance and 2% service for Q2 2012 and 36% lease, 27% paid-up licenses, 34% maintenance and 3% service for YTD. We saw healthy increases in paid-up licenses in Q2, up 16%, or 20% in constant currencies. These growth rates are reflective of both the combined and the organic business as a result of Apache’s historical lease business model. Our maintenance business also continued to grow, with our overall renewal rates continuing to remain very strong. Our lease business growth rate was 38% on a combined basis for the quarter, primarily as a result of the addition of the Apache business. From an ANSYS organic perspective, leases grew 10% in constant currency. Continued expansion in our major accounts contributed to new license revenue, as well as to a record high deferred revenue balance.

3

Exhibit 99.2

ANSYS, Inc.

Q2 YTD 2012 vs. Q2 YTD 2011 REVENUE COMPARISON

(Unaudited)

($ in thousands)										Q2 YTD 12 vs. Q2 YTD 11 % Growth
	Q2 YTD 2012 Non-GAAP Revenue			Q2 YTD 2011 GAAP Revenue			Q2 YTD 12 vs. Q2 YTD 11 % Growth			In Constant Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined

Total Lease	$138,857	$107,526	$31,331	$100,274	$100,274	$0	38.48%	7.23%	N/A	40.51%

Total Paid-Up	$100,931	$100,685	$246	$93,029	$93,029	$0	8.49%	8.23%	N/A	10.94%

Total Maintenance	$133,506	$132,934	$572	$118,321	$118,321	$0	12.83%	12.35%	N/A	14.39%

Total Service	$10,060	$9,913	$147	$8,681	$8,681	$0	15.89%	14.19%	N/A	19.63%

Total Q2:	$383,354	$351,058	$32,296	$320,305	$320,305	$0	19.68%	9.60%	N/A	21.71%

DEFERRED REVENUE

Deferred revenue, including the long-term portion of $24 million, reached a new high of $318 million as of June 30, 2012. This represents a 32% increase over Q2 2011. From an organic business perspective, deferred revenue, including the long-term portion of $10 million, also reached a new record high of $268 million as of June 30, 2012, representing an 11% increase over Q2 2011.

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Exhibit 99.2

GEOGRAPHIC HIGHLIGHTS

ANSYS, Inc.

Q2 2012 vs. Q2 2011 GEOGRAPHIC COMPARISON

(Unaudited)

($ in thousands)										Q2 12 vs. Q2 11 % Growth
	Q2 2012 Non-GAAP Revenue			Q2 2011 GAAP Revenue			Q2 12 vs. Q2 11 % Growth			In Constant Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$70,135	$60,279	$9,856	$50,944	$50,944	$0	37.67%	18.32%	N/A	37.82%

Germany	$19,911	$19,578	$333	$17,006	$17,006	$0	17.08%	15.12%	N/A	27.65%
United Kingdom	$8,605	$8,152	$453	$7,311	$7,311	$0	17.70%	11.50%	N/A	26.02%
Other Europe	$33,721	$32,236	$1,485	$33,545	$33,545	$0	0.52%	-3.90%	N/A	9.46%
Total Europe	$62,237	$59,966	$2,271	$57,862	$57,862	$0	7.56%	3.64%	N/A	16.90%

Japan	$29,620	$27,961	$1,659	$25,503	$25,503	$0	16.14%	9.64%	N/A	13.47%
Other Gen. Int'l Area	$33,865	$30,999	$2,866	$27,949	$27,949	$0	21.17%	10.91%	N/A	24.14%
Total Gen. Int'l Area	$63,485	$58,960	$4,525	$53,452	$53,452	$0	18.77%	10.30%	N/A	19.05%

Total Q2:	$195,857	$179,205	$16,652	$162,258	$162,258	$0	20.71%	10.44%	N/A	24.18%

North America continued with another solid quarter of double digit revenue growth. Revenue grew 38% on a combined basis and 18% organically during Q2. The sales pipelines and customer engagement activities in North America remain strong.

Europe, despite being the geography with the most significant ongoing macroeconomic concerns, delivered 17% growth in constant currency. The volatility and macroeconomic issues in certain markets, combined with prolonged customer procurement processes, continued to have an impact. However, the overall sales pipeline, renewal rates and customer engagements in Europe remained intact.

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Exhibit 99.2

Our General International Area (GIA) showed improvement over Q1 2012, growing double digits on a combined and organic basis in both reported and constant currency. Consistent with last quarter, the Japan economy continues to struggle with issues in connection with the strength of the Japanese Yen and a general weakness in consumer electronics. During the quarter, we continued to focus on and make good progress in dealing with the sales execution issues in Japan that we highlighted last quarter. This will continue to be an ongoing area of focus for the remainder of 2012. Also consistent with Q1, Korea remained an area of sales strength across our broad portfolio.

ANSYS, Inc.

Q2 YTD 2012 vs. Q2 YTD 2011 GEOGRAPHIC COMPARISON

(Unaudited)

($ in thousands)										Q2 YTD 12 vs. Q2 YTD 11 % Growth
	Q2 YTD 2012 Non-GAAP Revenue			Q2 YTD 2011 GAAP Revenue			Q2 YTD 12 vs. Q2 YTD 11 % Growth			In Constant Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$137,891	$118,268	$19,623	$103,000	$103,000	$0	33.87%	14.82%	N/A	33.97%

Germany	$40,470	$39,842	$628	$33,966	$33,966	$0	19.15%	17.30%	N/A	26.28%
United Kingdom	$16,433	$15,528	$905	$14,901	$14,901	$0	10.28%	4.21%	N/A	16.14%
Other Europe	$67,848	$64,926	$2,922	$65,160	$65,160	$0	4.13%	-0.36%	N/A	9.95%
Total Europe	$124,751	$120,296	$4,455	$114,027	$114,027	$0	9.40%	5.50%	N/A	15.63%

Japan	$59,488	$56,637	$2,851	$52,428	$52,428	$0	13.47%	8.03%	N/A	9.96%
Other Gen. Int'l Area	$61,224	$55,857	$5,367	$50,850	$50,850	$0	20.40%	9.85%	N/A	22.61%
Total Gen. Int'l Area	$120,712	$112,494	$8,218	$103,278	$103,278	$0	16.88%	8.92%	N/A	16.19%

Total Q2:	$383,354	$351,058	$32,296	$320,305	$320,305	$0	19.68%	9.60%	N/A	21.71%

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Exhibit 99.2

INDUSTRY HIGHLIGHTS

From our global list of Q2 major orders, but also evident in smaller orders, ANSYS’ software is growing in importance, as customers increasingly benefit from the strategic business value of simulation. During Q2 2012, we continued to see growth from a combination of large accounts, multi-nationals, emerging markets and industry verticals with time-sensitive, complex, multiphysics challenges. While all industry sectors showed growth, there were a few sectors where the activity was more notable than the others – automotive, aerospace and defense, as well as materials and chemicals.

Automotive

During Q2 2012, we experienced strong automotive growth across all regions, but particularly in North America. A variety of factors are positively affecting the automotive sector from a simulation perspective. Two of the most pronounced drivers, rising gas prices and government regulations, are causing increased technology development for higher mileage cars, including suppliers rapidly ramping up electric vehicle and hybrid electric vehicle component development. ANSYS is well poised to take advantage of new happenings in the industry such as the rapid growth in vehicle connectivity, the continued emphasis on sustainability in the off-highway sector and the improving health of the automakers in general. Investments in high growth product areas such as wireless connectivity, smart products, systems design, engine and transmission improvement, hybridization and hydraulics are all areas requiring the breadth and depth of ANSYS’ expanding product portfolio.

Aerospace and Defense

Despite uncertainty around the future size of the U.S. Department of Defense budget, aerospace and defense remained strong across most regions during Q2. The new era of commercial space exploration provided opportunities for our broad portfolio of solutions, as well as the defense sector’s focus on advancements in Intelligence, Surveillance & Reconnaissance (ISR), despite anxiety over sequestration. Environmental performance management is also driving commercial investment in aerospace. While record production of large aircraft engines has been reported, the necessity for efficient next generation configurations and reliability challenges are being identified, all requiring the need for more robust simulation.

Materials and Chemicals

ANSYS has supported continuing innovation in process industries for more than 30 years — and recent advances in modeling capabilities, combined with scalable, low-cost, high-performance hardware, are all enhancing the Company’s capabilities. This translated to accelerating growth in this sector across all major regions during the quarter.  From equipment and processes, to chemical and petrochemical refining, to glass and metals manufacturing, process-focused customers are using ANSYS simulation technologies to reduce overall costs, conserve energy, minimize environmental impacts, meet higher regulatory standards and streamline operations through a range of initiatives. Whether the specific challenges relate to fluid dynamics, thermal management, structural analysis, reaction engineering or other areas, ANSYS customers are relying on the Company’s proven solutions to help them understand and address their engineering issues.

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Exhibit 99.2

INCOME STATEMENT HIGHLIGHTS

Q2 2012 MARGINS AND OUTLOOK: The Company delivered solid performance in both revenue and expenses. The strong performance on the top-line drove non-GAAP gross and operating margins of 87.9% and 49.8% for the quarter and 87.8% and 50.1% for the first six months of 2012.

Looking ahead into Q3 and FY 2012, on a consolidated basis, we are targeting a non-GAAP gross profit margin of approximately 87%-88% and an operating margin of approximately 48% for Q3 2012 and FY 2012.

Q2 2012 TAX RATE AND OUTLOOK: Our Q2 non-GAAP effective tax rate was 30.3% and our GAAP rate was 29.5%. Our YTD non-GAAP effective tax rate was 31.6% and the YTD GAAP rate was 30.9%. Looking ahead into Q3 and FY 2012, we are currently forecasting an effective tax rate of approximately 31% - 32%, excluding non-recurring items.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

•	Cash and short-term investments totaled $552 million as of June 30, 2012, of which 64% was held domestically.
•	Cash flows from operations were $74.9 million for the second quarter of 2012, as compared to $78.9 million in the second quarter of 2011.
•	Consolidated net DSO of 41 days.
•	In Q2, we made the quarterly required principal payment of $10.6 million on our long-term debt. The total remaining debt of $106.3 million carries an effective interest rate of 1.21% for Q3. Beginning in Q3, our required quarterly principal payment will increase to $26.6 million.
•	Capital expenditures totaled $9.6 million for the second quarter and $14.3 million for the first six months of 2012. We are planning for total capital expenditures in 2012 in the range of $27 - $32 million.

SHARE COUNT AND SHARE REPURCHASE

We had 94.9 million fully diluted weighted average shares outstanding in Q2. One million shares were repurchased during Q2 at an average price of $61.59 per share. The Company currently has 2.0 million shares remaining in its authorized share repurchase program. We are currently expecting approximately 95 million fully diluted shares outstanding in Q3 and for FY 2012.

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Exhibit 99.2

STOCK-BASED COMPENSATION EXPENSE

($ in thousands)	Three Months Ended		Year-to-Date
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Cost of sales:
Software Licenses	$402	$37	$770	$73
Maintenance & service	$563	$461	$1,122	$921

Operating expenses:
SG&A	$3,763	$2,995	$7,402	$5,951
R&D	$3,296	$1,826	$6,532	$3,521

Total Exp Before Taxes	$8,024	$5,319	$15,826	$10,466
Related Income Tax Benefits	$(2,023)	$(1,333)	$(4,268)	$(2,504)
Expense, net of taxes	$6,001	$3,986	$11,558	$7,962

CURRENCY

CURRENCY IMPACT COMPARED TO Q2 2011: The 2012 second quarter revenue and operating income were unfavorably impacted by currency fluctuations of $5.6 million and $2.5 million, respectively. The 2012 YTD revenue and operating income were unfavorably impacted by currency fluctuations of $6.5 million and $2.4 million, respectively.

CURRENCY OUTLOOK: As we saw in the Q2 and YTD 2012 reported results, we will be impacted by currency fluctuations, particularly by rate movements in the Euro, British Pound and Japanese Yen. In our current outlook, we are adjusting our currency rate assumptions to the following: average rates in the range of 1.22 - 1.25 for the Euro, 1.55 - 1.58 for the British Pound and 76 – 80 for the Japanese Yen. This compares to our previous guidance rate assumptions of 1.30 - 1.33 for the Euro, 1.60 - 1.63 for the British Pound and 79 - 82 for the Japanese Yen.

9

Exhibit 99.2

M&A

ACQUISITION OF ESTEREL TECHNOLOGIES:

As we have consistently articulated and demonstrated over many years, we view mergers and acquisitions as a strategic element of our long-term plan. As previously announced, on August 1, 2012, ANSYS successfully completed its acquisition of Esterel Technologies (“Esterel”). Esterel designs and delivers a complete suite of critical system and software development products that address the requirements of high integrity control, graphics and interactive systems for industries like aerospace, defense, railways, and energy. These critical industries are seeking integrated development solutions, spanning complete systems, multiphysics engineering and software engineering. This acquisition accomplishes all of these tasks. The new products and solutions we will develop with Esterel will enable our customers to further optimize their designs, verification and lifecycle processes by providing solutions that will remain modular, open and efficient. The combined solutions further enhance our systems-level simulation strategy and offer customers the highest quality and fidelity, meeting mission-critical industries’ most stringent certification standards. Integrating the two solutions will address key customer requirements being driven by the strong market trend of increasing Mechatronics and embedded software content in today’s products.

OUTLOOK

Q3 and FISCAL YEAR 2012 UPDATED OUTLOOK:

Based on our first half performance, changes in currency rates and the closing of the Esterel acquisition on August 1, 2012, we are providing our third quarter and 2012 full year guidance. For Q3 2012, we are providing initial non-GAAP revenue guidance in the range of $197 - $204 million and GAAP revenue guidance in the range of $194 - $202 million; non-GAAP EPS in the range of $0.67 to $0.69 per share and GAAP EPS in the range of $0.43 to $0.48 per share. We are maintaining our outlook for the full year and have factored in the impact of updated currency rate assumptions, our current visibility around sales and the inclusion of Esterel’s operations for a portion of Q3 and the remainder of 2012. As a result, our outlook for FY 2012 non-GAAP revenues is in the range of $810 - $830 million, or top line consolidated growth in the 16% to 18% range, and GAAP revenue guidance in the range of $801 to $824 million. Our non-GAAP EPS outlook for FY 2012 remains at $2.78 - $2.87 and we expect GAAP EPS in the range of $1.94 - $2.07 per share.

This outlook factors in updated currency rate assumptions, planned increases in sales capacity, our current visibility around pipelines and sales forecasts, and the inclusion of Esterel beginning August 1, 2012. However, as we have said in the past, there are many things that we have no control over, such as the timing and momentum of the economic recovery, government and tax policies and currency volatility. We have the benefit of a solid, repeatable business base; a diversified, geographic footprint; a world-class customer base and recurring revenues.

10

Exhibit 99.2

CLOSING COMMENTS

As always, as we head into the second half of 2012, the emphasis will be a continued focus on execution and technological differentiation. Customer acceptance of our vision and unique value proposition, coupled with the investments we are making in the business and in the expansion of our systems approach to simulation, make us very optimistic about our long-term opportunity. We continue to be propelled by a strong combination of a solid business model, loyal customers, dedicated channel partners, great technology and talented, committed employees across the globe, all of which will now be supplemented by the many positive elements that the Esterel business brings to ANSYS.

RISK FACTORS

Information provided by the Company or its spokespersons, including the above statements and any others in this document that refer to plans and expectations for the third quarter of 2012, FY 2012 and the future are forward-looking statements. The Company cautions investors that its performance (and, therefore, any forward-looking statement) is subject to risks and uncertainties. A detailed discussion of these risks and other factors that could affect ANSYS’ results is included in ANSYS’ SEC filings, including the report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012.

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Exhibit 99.2

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	June 30, 2012				June 30, 2011
	As Reported	Non-GAAP Adjustments		Results	As Reported	Non-GAAP Adjustments		Results

Total revenue	$195,016	$841	(1)	$195,857	$162,258			$162,258
Operating income	71,134	26,406	(2)	97,540	64,813	$18,745	(4)	83,558
Operating profit margin	36.5%			49.8%	39.9%			51.5%
Net income	$50,262	$17,829	(3)	$68,091	$45,431	$13,129	(5)	$58,560
Earnings per share - diluted:
Diluted earnings per share	$0.53			$0.72	$0.48			$0.62
Weighted average shares - diluted	94,928			94,928	94,188			94,188

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $16.9 million of amortization expense associated with intangible assets acquired in business combinations, $8.0 million of stock-based compensation expense, the $840,000 adjustment to revenue as reflected in (1) above and $670,000 of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $8.6 million.

(4)	Amount represents $11.6 million of amortization expense associated with intangible assets acquired in business combinations, $5.3 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $5.6 million.

12

Exhibit 99.2

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Six Months Ended
	June 30, 2012				June 30, 2011
	As Reported	Non-GAAP Adjustments		Results	As Reported	Non-GAAP Adjustments		Results

Total revenue	$380,361	$2,993	(1)	$383,354	$320,305			$320,305
Operating income	138,962	52,999	(2)	191,961	127,087	$35,407	(4)	162,494
Operating profit margin	36.5%			50.1%	39.7%			50.7%
Net income	$95,801	$35,225	(3)	$131,026	$87,672	$24,360	(5)	$112,032
Earnings per share - diluted:
Diluted earnings per share	$1.01			$1.38	$0.93			$1.19
Weighted average shares - diluted	95,059			95,059	94,179			94,179

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $33.5 million of amortization expense associated with intangible assets acquired in business combinations, $15.8 million of stock-based compensation expense, the $3.0 million adjustment to revenue as reflected in (1) above and $670,000 of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $17.8 million.

(4)	Amount represents $23.1 million of amortization expense associated with intangible assets acquired in business combinations, $10.5 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $11.0 million.

13

Exhibit 99.2

USE OF NON-GAAP MEASURES

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

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Exhibit 99.2

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

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